Exhibit 99.1
For Immediate Release
ORIGIN BANCORP, INC. REPORTS EARNINGS FOR FIRST QUARTER 2024
RUSTON, Louisiana (April 24, 2024) - Origin Bancorp, Inc. (NYSE: OBK) (“Origin,” “we,” “our” or the “Company”), the holding company for Origin Bank (the “Bank”), today announced net income of $22.6 million, or $0.73 diluted earnings per share for the quarter ended March 31, 2024, compared to net income of $13.4 million, or $0.43 diluted earnings per share, for the quarter ended December 31, 2023. Adjusted pre-tax, pre-provision (“adjusted PTPP”)(1) earnings was $31.9 million for the quarter ended March 31, 2024, compared to $26.7 million for the linked quarter. Adjusted diluted earnings per common share(1) was $0.73 for the quarter ended March 31, 2024, compared to $0.60 for the linked quarter.
“As I think about the current cycle we are in as an industry, I’m pleased with our results for the first quarter of 2024,” said Drake Mills, chairman, president and CEO of Origin Bancorp, Inc. “Our continued organic growth on the deposit and loan side reflects our strategy and focus on building long-term relationships with our clients and in our communities.”
(1) Adjusted PTPP earnings and adjusted diluted earnings per common share are non-GAAP financial measures, please see the last few pages of this document for a reconciliation of these alternative financial measures to their comparable GAAP measures.
Financial Highlights
•Total loans held for investment (“LHFI”) were $7.90 billion at March 31, 2024, reflecting an increase of $239.1 million, or 3.1%, compared to December 31, 2023. LHFI, excluding mortgage warehouse lines of credit (“MW LOC”), were $7.50 billion at March 31, 2024, reflecting an increase of $168.1 million, or 2.3%, compared to December 31, 2023.
•Total deposits were $8.51 billion at March 31, 2024, reflecting an increase of $254.3 million, or 3.1%, compared to December 31, 2023. Deposits, excluding brokered deposits, were $7.91 billion reflecting an increase of $102.2 million, or 1.3%, compared to December 31, 2023.
•Net income was $22.6 million for the quarter ended March 31, 2024, reflecting an increase of $9.2 million, or 68.6%, compared to the linked quarter.
•Noninterest income was $17.3 million for the quarter ended March 31, 2024, reflecting an increase of $9.1 million, or 110.5%, compared to the linked quarter. Excluding the MSR gain on sale, MSR impairment and loss on sale of available for sale securities, the noninterest income increased $2.7 million, or 18.4%, compared to the linked quarter.
•Total debt, (Federal Home Loan Bank (“FHLB”) advances and other borrowings plus subordinated debt) was $173.8 million at March 31, 2024, and represented a decrease of $104.0 million, or 37.4%, compared to the linked quarter, which is the lowest level reported since June 30, 2018.
•During the current quarter we sold substantially all of our mortgage servicing rights (“MSR”) recognizing a gain on the sale of $410,000 for the quarter ended March 31, 2024.
•At March 31, 2024, and December 31, 2023, Company level common equity Tier 1 capital to risk-weighted assets was 11.97%, and 11.83%, respectively, the Tier 1 leverage ratio was 10.66% and 10.50%, respectively, and the total capital ratio was 14.98% and 15.02%, respectively. Tangible common equity to tangible assets(1) was 9.33% at March 31, 2024, compared to 9.31% at December 31, 2023.
(1) Tangible common equity to tangible assets is a non-GAAP financial measure. Please see the last few pages of this document for a reconciliation of this alternative financial measure to its comparable GAAP measure.

Results of Operations for the Three Months Ended March 31, 2024
Net Interest Income and Net Interest Margin
Net interest income for the quarter ended March 31, 2024, was $73.3 million, an increase of $334,000, or 0.5%, compared to the linked quarter, primarily due to a $3.2 million increase in total interest income which was primarily driven by higher average loan balances during the current quarter, compared to the linked quarter. The increase was partially offset by a $2.9 million increase in total interest expense, $1.5 million of which was due to increase in interest rates, and $1.4 million of which was due to higher average interest-bearing balances.
Increases in average LHFI principal balances drove interest income higher by $3.3 million during the current quarter compared to the linked quarter, primarily driven by growth in commercial and industrial, construction/land/land development and MW LOCs. Higher average savings and interest-bearing transaction account balances and higher interest rates contributed increases of $2.0 million and $1.3 million, respectively, to deposits interest expense compared to the linked quarter. The average savings and interest-bearing transaction account balances increased $224.5 million to $5.01 billion for the quarter ended March 31, 2024, from $4.78 billion for the linked quarter, primarily due to increases of $127.4 million and $93.8 million in average money market deposit and interest-bearing demand deposit balances, respectively. The average rate on interest-bearing deposits increased to 3.85% for the quarter ended March 31, 2024, compared to 3.71% for the quarter ended December 31, 2023.
The Federal Reserve Board sets various benchmark rates, including the Federal Funds rate, and thereby influences the general market rates of interest, including the loan and deposit rates offered by financial institutions. On March 17, 2022, the Federal Reserve began an aggressive campaign to combat inflation with its first target rate range increase to 0.25% to 0.50%. Subsequently, it increased the target range six more times during 2022 and four more times during 2023, by 525 basis points, with the most recent and current Federal Funds target rate range being set on July 26, 2023, at 5.25% to 5.50%. In March 2024, the Federal Reserve left the current fed funds rate unchanged at a 23-year high for a fifth consecutive meeting, in line with market expectations. As we navigate through stabilizing rate conditions, our strategic focus continues to align with offering attractive returns to our depositors while closely monitoring economic indicators and Federal Funds rate projections for informed decision-making.
Since the quarter ended September 30, 2022, we have faced challenges with margin compression. The quarter ended December 31, 2023, was the first quarter that the yield on interest-earnings assets increased by more than the rate on interest-bearing liabilities when compared to its prior quarter. And during the current quarter, the NIM-FTE remained stable, reflecting our continued effective management of interest income and expense amidst a challenging interest rate landscape. The yield earned on interest-earning assets for the quarter ended March 31, 2024, was 5.99%, an increase of 13 and 68 basis points compared to the linked quarter and the prior year same quarter, respectively. The average rate paid on total interest-bearing liabilities for the quarter ended March 31, 2024, was 3.88%, representing a 13 and a 111 basis point increase compared to the linked quarter and the prior year same quarter, respectively. The NIM-FTE held steady at 3.19% for both the quarters ended March 31, 2024 and December 31, 2023, and represented a 25 basis point decrease compared to the prior year same quarter. There was no impact to the NIM-FTE as a result of accretion income due to the BT Holdings, Inc. (“BTH”) merger for the current and linked quarter, and an eight basis points increase from the quarter ended March 31, 2023.

Credit Quality
The table below includes key credit quality information:

	At and For the Three Months Ended			Change	% Change
(Dollars in thousands, unaudited)	March 31, 2024	December 31, 2023	March 31, 2023	Linked Quarter	Linked Quarter
Past due LHFI	$32,835	$26,043	$11,498	$6,792	26.1%
Allowance for loan credit losses (“ALCL”)	98,375	96,868	92,008	1,507	1.6
Classified loans	84,217	80,545	86,170	3,672	4.6
Total nonperforming LHFI	40,439	30,115	17,078	10,324	34.3
Provision for credit losses	3,012	2,735	6,197	277	10.1
Net charge-offs	2,582	1,891	1,311	691	36.5
Credit quality ratios(1):
ALCL to nonperforming LHFI	243.27%	321.66%	538.75%	-7839 bp	N/A
ALCL to total LHFI	1.25	1.26	1.25	-1 bp	N/A
ALCL to total LHFI, adjusted(2)	1.30	1.31	1.30	-1 bp	N/A
Nonperforming LHFI to LHFI	0.51	0.39	0.23	12 bp	N/A
Net charge-offs to total average LHFI (annualized)	0.13	0.10	0.07	3 bp	N/A
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(1)Please see the Loan Data schedule at the back of this document for additional information.
(2)The ALCL to total LHFI, adjusted, is calculated by excluding the ALCL for MW LOC loans from the total LHFI ALCL in the numerator and excluding the MW LOC loans from the LHFI in the denominator. Due to their low-risk profile, MW LOC loans require a disproportionately low allocation of the ALCL.
We recorded a credit loss provision of $3.0 million during the quarter ended March 31, 2024, compared to $2.7 million in the linked quarter. The increase is primarily due to loan growth combined with a $827,000 release in reserve for the securities provision that occurred during the linked quarter, partially offset by a $1.0 million release in reserve for off-balance sheet commitments during the current quarter as a result of lower unfunded loan commitment balances.
The ALCL to nonperforming LHFI decreased to 243.3% at March 31, 2024, compared to 321.7% at December 31, 2023, and the provision for loan credit losses increased to $4.1 million for the current quarter compared to $3.6 million for the linked quarter. Quarterly net charge-offs increased to $2.6 million from $1.9 million for the linked quarter, primarily due to a $4.0 million charge-off, partially offset by a $1.9 million recovery, on two different individual commercial and industrial loan relationships during the current quarter.
Nonperforming LHFI increased $10.3 million for the quarter, and nonperforming LHFI to LHFI increased over the past quarter to 0.51% compared to 0.39% for the linked quarter. Classified loans increased $3.7 million, reflecting 1.07% as a percentage of total LHFI, up two basis points from the prior quarter and down ten basis points from the linked quarter. The $10.3 million increase in non-performing loans was primarily driven by 12 loan relationships being placed on non-accrual during the quarter, seven contributing to the $4.7 million increase in commercial and industrial loans, and five contributing to the $3.7 million increase in commercial real estate loans.
Noninterest Income
Noninterest income for the quarter ended March 31, 2024, was $17.3 million, an increase of $9.1 million, or 110.5%, from the linked quarter. The increase from the linked quarter was primarily driven by decrease of $4.2 million in loss on the sale of securities, and increases of $3.1 million and $2.3 million in mortgage banking revenue and insurance commission and fee income, respectively.
The reduction in loss from sale of securities was primarily from the linked quarter’s sale of $78.9 million in book value of available for sale investment securities, which resulted in a loss of $4.6 million, compared to the current quarter’s $403,000 loss on the sale of $21.3 million on book value of available for sale securities.

The increase in mortgage banking revenue was primarily due to a $1.8 million impairment of our MSR assets recorded during the linked quarter. During December 2023 and January 2024, the Company solicited non-binding indications of interest with respect to the proposed sale of substantially all of the Company’s MSR asset and recognized an impairment of $1.8 million in December 2023. The Company subsequently sold its MSR asset during the current quarter and recorded a partially offsetting $410,000 gain on the sale. There were no MSR assets recognized or recorded during the quarter ended March 31, 2024, and the carrying value of the MSR is zero at March 31, 2024.
The increase in insurance commission and fee income was primarily driven by an increase in annual contingency fee income recognized in the first quarter.
Noninterest Expense
Noninterest expense for the quarter ended March 31, 2024, was $58.7 million, a decrease of $2.2 million, or 3.6% from the linked quarter. The decrease was attributed to a broad range of small reductions across various expense categories that were not individually significant.
Financial Condition
Loans
•Total LHFI at March 31, 2024, were $7.90 billion, an increase of $239.1 million, or 3.1%, from $7.66 billion at December 31, 2023, and an increase of $524.2 million, or 7.1%, compared to March 31, 2023.
•The increase was primarily due to growth in construction/land/land development and commercial and industrial loans of $98.4 million and $94.7 million, respectively, compared to the linked quarter.
•MW LOC totaled $401.0 million at March 31, 2024, an increase of $71.0 million, or 21.5%, compared to the linked quarter and an increase of $63.5 million, or 18.8%, compared to March 31, 2023.

Securities
•Total securities at March 31, 2024, were $1.21 billion, a decrease of $62.7 million, or 4.9%, compared to the linked quarter and a decrease of $399.6 million, or 24.8%, compared to March 31, 2023.
•The decrease was primarily due to sales, maturities and calls, as well as normal principal payments. Securities with a book value of $21.3 million were sold during the current quarter and the Company realized a net loss of $403,000.
•Accumulated other comprehensive loss, net of taxes, primarily associated with the available for sale (“AFS”) portfolio, was $124.9 million at March 31, 2024, an increase of $3.9 million, or 3.2%, from the linked quarter.
•The weighted average effective duration for the total securities portfolio was 4.34 years as of March 31, 2024, compared to 4.28 years as of December 31, 2023.
Deposits
•Total deposits at March 31, 2024, were $8.51 billion, an increase of $254.3 million, or 3.1%, compared to the linked quarter, and represented an increase of $331.2 million, or 4.1%, from March 31, 2023.
•The increase in the current quarter compared to the linked quarter was primarily due to increases of $152.1 million, $114.6 million and $62.8 million in brokered time deposits, money market deposits and time deposits, respectively. These increases were partially offset by a decrease of $58.9 million in interest-bearing demand deposits. Noninterest-bearing deposits continued to be impacted by the rising interest rate environment, as we saw a continuation of the declining trend in noninterest-bearing deposit balances that began in the fourth quarter of 2022, although at a slower pace than prior periods.
•At March 31, 2024, noninterest-bearing deposits as a percentage of total deposits were 22.2%, compared to 23.3% and 27.5% at December 31, 2023, and March 31, 2023, respectively.

Borrowings
•FHLB advances and other borrowings at March 31, 2024, were $13.2 million, a decrease of $70.4 million, or 84.3%, compared to the linked quarter and represented a decrease of $862.3 million from March 31, 2023.
•During the three months ended March 31, 2024, we elected to redeem $33.6 million of subordinated promissory notes assumed in conjunction with the BTH merger, primarily due to their declining Tier 2 capital contribution.
•Total debt (representing FHLB advances and other borrowings plus subordinated debt) was $173.8 million at March 31, 2024, and represented a decrease of $104.0 million, or 37.4%, compared to the linked quarter, which is the lowest level reported since June 30, 2018.

Stockholders’ Equity
•Stockholders’ equity was $1.08 billion at March 31, 2024, an increase of $15.9 million, or 1.5%, compared to $1.06 billion at December 31, 2023, and an increase of $86.3 million, or 8.7%, compared to March 31, 2023.
•The increase in stockholders’ equity from the linked quarter is primarily due to net income of $22.6 million, partially offset by dividends declared of $4.7 million during the current quarter.
Conference Call
Origin will hold a conference call to discuss its first quarter 2024 results on Thursday, April 25, 2024, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To participate in the live conference call, please dial +1 (929) 272-1574 (U.S. Local / International 1); +1 (857) 999-3259 (U.S. Local / International 2); +1 (800) 528-1066 (U.S. Toll Free), enter Conference ID: 22041 and request to be joined into the Origin Bancorp, Inc. (OBK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the investor relations, News & Events, Events & Presentations link or directly by visiting https://dealroadshow.com/e/ORIGINQ124.

If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.
About Origin
Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana. Deeply rooted in Origin’s history is a culture committed to providing personalized, relationship banking to businesses, municipalities, and personal clients to enrich the lives of the people in the communities it serves. Origin provides a broad range of financial services and currently has over 60 locations from Dallas/Fort Worth, East Texas and Houston, across North Louisiana and into Mississippi. Locations in South Alabama and the Florida Panhandle are planned for 2024. For more information, visit www.origin.bank.

Non-GAAP Financial Measures
Origin reports its results in accordance with generally accepted accounting principles in the United States of America ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures may provide meaningful information to investors that is useful in understanding Origin's results of operations and underlying trends in its business. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this release: adjusted net income, adjusted PTPP earnings, adjusted diluted EPS, adjusted NIM-FTE, adjusted ROAA, adjusted PTPP ROAA, adjusted ROAE, adjusted PTPP ROAE, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, ROATCE, adjusted ROATCE and adjusted efficiency ratio.
Please see the last few pages of this release for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin’s future financial performance, business and growth strategies, projected plans and objectives, and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including changes to interest rates by the Federal Reserve and the resulting impact on Origin’s results of operations, estimated forbearance amounts and expectations regarding the Company’s liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements or statistics preceded by, followed by or that otherwise include the words “assumes,” “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would” and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin’s future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; the impact of current and future economic conditions generally and in the financial services industry, nationally and within Origin’s primary market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers and changes to customer and client behavior as a result of the foregoing; potential reductions in benchmark interest rates and the resulting impacts on net interest income; deterioration of Origin’s asset quality; factors that can impact the performance of Origin’s loan portfolio, including real estate values and liquidity in Origin’s primary market areas; the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances; changes in the value of collateral securing Origin’s loans; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; Origin’s ability to anticipate interest rate changes and manage interest rate risk, (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business); the effectiveness of Origin’s risk management framework and quantitative models; Origin’s inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin’s common stockholders, repurchase Origin’s shares of common stock and satisfy obligations as they become due; the impact of labor pressures; changes in Origin’s operation or expansion strategy or Origin’s ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin’s ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; increasing costs as Origin grows deposits; operational risks associated with Origin’s business; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; Origin’s level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin’s loan portfolio; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations; periodic changes to the extensive body of accounting rules and best practices; further government intervention in the U.S. financial system; a deterioration of the credit rating for U.S. long-term sovereign debt or actions that the U.S. government may take to avoid exceeding the debt ceiling; a potential U.S. federal government shutdown and the resulting impacts; compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities, and tax matters; Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; changes in the utility of Origin’s non-GAAP liquidity measurements and its underlying assumptions or estimates; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies and similar organizations; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities (including the impacts related to or resulting from Russia's military action in Ukraine or the conflict in Israel and surrounding areas, including the imposition of additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments), regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin’s control; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors, system failures, cybersecurity threats or security breaches and the cost of defending against them. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Origin’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any updates to those sections set forth in Origin’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, adjusted, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.
Contact:
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank

Origin Bancorp, Inc.
Selected Quarterly Financial Data
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

Income statement and share amounts	(Dollars in thousands, except per share amounts)
Net interest income	$73,323	$72,989	$74,130	$75,291	$77,147
Provision for credit losses	3,012	2,735	3,515	4,306	6,197
Noninterest income	17,255	8,196	18,119	15,636	16,384
Noninterest expense	58,707	60,906	58,663	58,887	56,760
Income before income tax expense	28,859	17,544	30,071	27,734	30,574
Income tax expense	6,227	4,119	5,758	5,974	6,272
Net income	$22,632	$13,425	$24,313	$21,760	$24,302
Adjusted net income(1)	$22,626	$18,461	$22,004	$21,388	$24,188
Adjusted PTPP earnings(1)	31,864	26,654	30,663	31,569	36,627
Basic earnings per common share	0.73	0.43	0.79	0.71	0.79
Diluted earnings per common share	0.73	0.43	0.79	0.70	0.79
Adjusted diluted earnings per common share(1)	0.73	0.60	0.71	0.69	0.78
Dividends declared per common share	0.15	0.15	0.15	0.15	0.15
Weighted average common shares outstanding - basic	30,981,333	30,898,941	30,856,649	30,791,397	30,742,902
Weighted average common shares outstanding - diluted	31,078,910	30,995,354	30,943,860	30,872,834	30,882,156

Balance sheet data
Total LHFI	$7,900,027	$7,660,944	$7,568,063	$7,622,689	$7,375,823
Total assets	9,892,379	9,722,584	9,733,303	10,165,163	10,358,516
Total deposits	8,505,464	8,251,125	8,374,488	8,490,043	8,174,310
Total stockholders’ equity	1,078,853	1,062,905	998,945	997,859	992,587

Performance metrics and capital ratios
Yield on LHFI	6.58%	6.46%	6.35%	6.18%	6.03%
Yield on interest-earnings assets	5.99	5.86	5.69	5.50	5.31
Cost of interest-bearing deposits	3.85	3.71	3.47	3.05	2.49
Cost of total deposits	2.99	2.84	2.61	2.26	1.75
NIM - fully tax equivalent ("FTE")	3.19	3.19	3.14	3.16	3.44
Adjusted NIM-FTE(2)	3.19	3.19	3.14	3.14	3.36
Return on average assets (annualized) ("ROAA")	0.92	0.55	0.96	0.86	1.01
Adjusted ROAA (annualized)(1)	0.92	0.75	0.87	0.84	1.00
Adjusted PTPP ROAA (annualized)(1)	1.30	1.08	1.21	1.24	1.52
Return on average stockholders’ equity (annualized) ("ROAE")	8.57	5.26	9.52	8.76	10.10
Adjusted ROAE (annualized)(1)	8.56	7.23	8.62	8.61	10.05
Adjusted PTPP ROAE (annualized)(1)	12.06	10.44	12.01	12.70	15.22
Book value per common share(3)	$34.79	$34.30	$32.32	$32.33	$32.25
Tangible book value per common share (1)(3)	29.24	28.68	26.78	26.71	26.53
Adjusted tangible book value per common share(1)	33.27	32.59	32.37	31.66	31.03
Return on average tangible common equity (annualized) ("ROATCE")(1)	10.24%	6.36%	11.48%	10.62%	12.34%
Adjusted return on average tangible common equity (annualized) ("adjusted ROATCE")(1)	10.23	8.74	10.39	10.44	12.29
Efficiency ratio(4)	64.81	75.02	63.59	64.76	60.69
Adjusted efficiency ratio(1)	64.90	66.43	62.71	61.17	58.64

Origin Bancorp, Inc.
Selected Quarterly Financial Data- Continued
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(Dollars in thousands, except per share amounts)
Common equity tier 1 to risk-weighted assets(5)	11.97%	11.83%	11.46%	11.01%	11.08%
Tier 1 capital to risk-weighted assets(5)	12.15	12.01	11.64	11.19	11.27
Total capital to risk-weighted assets(5)	14.98	15.02	14.61	14.11	14.30
Tier 1 leverage ratio(5)	10.66	10.50	10.00	9.65	9.79
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(1)Adjusted net income, adjusted PTPP earnings, adjusted diluted earnings per common share, adjusted ROAA, adjusted PTPP ROAA, adjusted ROAE, adjusted PTPP ROAE, tangible book value per common share, adjusted tangible book value per common share, ROATCE, adjusted ROATCE and adjusted efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their comparable GAAP measures, please see the last few pages of this release.
(2)Adjusted NIM-FTE is a non-GAAP financial measure and is calculated by removing the $2,000, $48,000, and $38,000 net purchase accounting amortization for the quarters ended March 31, 2024, December 31, 2023, and September 30, 2023, respectively, and the $530,000 and $1.7 million net purchase accounting accretion from the net interest income for the quarters ended June 30, 2023 and March 31, 2023, respectively.
(3)An increase in accumulated other comprehensive loss experienced primarily during the first three quarters of 2023, negatively impacted total stockholders' equity, tangible common equity, book value and tangible book value per common share primarily due to the movement of the short end of the yield curve and its impact on our investment portfolio.
(4)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.
(5)March 31, 2024, ratios are estimated and calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve Board.

Origin Bancorp, Inc.
Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

Interest and dividend income	(Dollars in thousands, except per share amounts)
Interest and fees on loans	$127,186	$123,673	$121,204	$115,442	$106,496
Investment securities-taxable	6,849	7,024	8,194	8,303	8,161
Investment securities-nontaxable	910	1,124	1,281	1,283	1,410
Interest and dividend income on assets held in other financial institutions	3,756	3,664	4,772	7,286	4,074
Total interest and dividend income	138,701	135,485	135,451	132,314	120,141
Interest expense
Interest-bearing deposits	62,842	59,771	55,599	46,530	34,557
FHLB advances and other borrowings	518	220	3,207	7,951	5,880
Subordinated indebtedness	2,018	2,505	2,515	2,542	2,557
Total interest expense	65,378	62,496	61,321	57,023	42,994
Net interest income	73,323	72,989	74,130	75,291	77,147
Provision for credit losses	3,012	2,735	3,515	4,306	6,197
Net interest income after provision for credit losses	70,311	70,254	70,615	70,985	70,950
Noninterest income
Insurance commission and fee income	7,725	5,446	6,443	6,185	7,011
Service charges and fees	4,688	4,889	4,621	4,722	4,571
Other fee income	2,247	2,118	2,006	1,990	1,974
Mortgage banking revenue (loss)	2,398	(719)	892	1,402	1,781
Swap fee income	57	196	366	331	384
(Loss) gain on sales of securities, net	(403)	(4,606)	(7,173)	—	144
Change in fair value of equity investments	—	—	10,096	—	—
Other income	543	872	868	1,006	519
Total noninterest income	17,255	8,196	18,119	15,636	16,384
Noninterest expense
Salaries and employee benefits	35,818	35,931	34,624	34,533	33,731
Occupancy and equipment, net	6,645	6,912	6,790	6,578	6,503
Data processing	3,145	3,062	2,775	2,837	2,916
Office and operations	2,502	2,947	2,868	2,716	2,303
Intangible asset amortization	2,137	2,259	2,264	2,552	2,553
Regulatory assessments	1,734	1,860	1,913	1,732	951
Advertising and marketing	1,444	1,690	1,371	1,469	1,456
Professional services	1,231	1,440	1,409	1,557	1,525
Loan-related expenses	905	1,094	1,220	1,256	1,465
Electronic banking	1,239	1,103	1,384	1,216	1,009
Franchise tax expense	477	942	520	897	975
Other expenses	1,430	1,666	1,525	1,544	1,373
Total noninterest expense	58,707	60,906	58,663	58,887	56,760
Income before income tax expense	28,859	17,544	30,071	27,734	30,574
Income tax expense	6,227	4,119	5,758	5,974	6,272
Net income	$22,632	$13,425	$24,313	$21,760	$24,302
Basic earnings per common share	$0.73	$0.43	$0.79	$0.71	$0.79
Diluted earnings per common share	0.73	0.43	0.79	0.70	0.79

Origin Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Assets
Cash and due from banks	$98,147	$127,278	$141,705	$127,576	$117,309
Interest-bearing deposits in banks	193,365	153,163	163,573	338,414	707,802
Total cash and cash equivalents	291,512	280,441	305,278	465,990	825,111
Securities:
AFS	1,190,922	1,253,631	1,290,839	1,535,702	1,591,334
Held to maturity, net of allowance for credit losses	11,651	11,615	10,790	11,234	11,191
Securities carried at fair value through income	6,755	6,808	6,772	6,106	6,413
Total securities	1,209,328	1,272,054	1,308,401	1,553,042	1,608,938
Non-marketable equity securities held in other financial institutions	53,870	55,190	63,842	58,446	77,036
Loans held for sale	14,975	16,852	14,944	15,198	29,143
Loans	7,900,027	7,660,944	7,568,063	7,622,689	7,375,823
Less: ALCL	98,375	96,868	95,177	94,353	92,008
Loans, net of ALCL	7,801,652	7,564,076	7,472,886	7,528,336	7,283,815
Premises and equipment, net	120,931	118,978	111,700	105,501	104,047
Mortgage servicing rights	—	15,637	19,189	19,086	18,261
Cash surrender value of bank-owned life insurance	40,134	39,905	39,688	39,467	39,253
Goodwill	128,679	128,679	128,679	128,679	128,679
Other intangible assets, net	43,314	45,452	42,460	44,724	47,277
Accrued interest receivable and other assets	187,984	185,320	226,236	206,694	196,956
Total assets	$9,892,379	$9,722,584	$9,733,303	$10,165,163	$10,358,516
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$1,887,066	$1,919,638	$2,008,671	$2,123,699	$2,247,782
Interest-bearing deposits	4,990,632	4,918,597	4,728,263	4,738,460	4,779,023
Time deposits	1,030,656	967,901	968,352	949,975	857,537
Brokered time deposits	597,110	444,989	669,202	677,909	289,968
Total deposits	8,505,464	8,251,125	8,374,488	8,490,043	8,174,310
FHLB advances and other borrowings	13,158	83,598	12,213	342,861	875,502
Subordinated indebtedness	160,684	194,279	196,825	196,746	201,845
Accrued expenses and other liabilities	134,220	130,677	150,832	137,654	114,272
Total liabilities	8,813,526	8,659,679	8,734,358	9,167,304	9,365,929
Stockholders’ equity:
Common stock	155,057	154,931	154,534	154,331	153,904
Additional paid-in capital	530,380	528,578	525,434	524,302	522,124
Retained earnings	518,325	500,419	491,706	472,105	455,040
Accumulated other comprehensive loss	(124,909)	(121,023)	(172,729)	(152,879)	(138,481)
Total stockholders’ equity	1,078,853	1,062,905	998,945	997,859	992,587
Total liabilities and stockholders’ equity	$9,892,379	$9,722,584	$9,733,303	$10,165,163	$10,358,516

Origin Bancorp, Inc.
Loan Data
(Unaudited)

	At and For the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

LHFI	(Dollars in thousands)
Owner occupied commercial real estate	$948,624	$953,822	$932,109	$915,861	$855,887
Non-owner occupied commercial real estate	1,472,164	1,488,912	1,503,782	1,512,303	1,529,513
Owner occupied construction/land/land development	259,366	256,658	252,168	259,984	252,617
Non-owner occupied construction/land/land development	909,231	813,567	824,588	762,255	696,009
Residential real estate - single family	1,373,532	1,373,696	1,338,382	1,284,955	1,231,022
Multi-family real estate	359,765	361,239	349,787	348,703	357,469
Total real estate loans	5,322,682	5,247,894	5,200,816	5,084,061	4,922,517
Commercial and industrial	2,154,151	2,059,460	2,058,073	1,977,028	2,091,093
MW LOC	400,995	329,966	286,293	537,627	337,529
Consumer	22,199	23,624	22,881	23,973	24,684
Total LHFI	7,900,027	7,660,944	7,568,063	7,622,689	7,375,823
Less: ALCL	98,375	96,868	95,177	94,353	92,008
LHFI, net	$7,801,652	$7,564,076	$7,472,886	$7,528,336	$7,283,815

Nonperforming assets
Nonperforming LHFI
Commercial real estate	$4,474	$786	$942	$3,510	$3,100
Construction/land/land development	383	305	235	183	226
Residential real estate(1)	14,918	13,037	13,236	16,345	8,969
Commercial and industrial	20,560	15,897	17,072	13,480	4,730
MW LOC	—	—	—	—	—
Consumer	104	90	123	91	53
Total nonperforming LHFI	40,439	30,115	31,608	33,609	17,078
Nonperforming loans held for sale	—	—	—	—	4,646
Total nonperforming loans	40,439	30,115	31,608	33,609	21,724
Repossessed assets	3,935	3,929	3,939	908	806
Total nonperforming assets	$44,374	$34,044	$35,547	$34,517	$22,530
Classified assets	$88,152	$84,474	$67,960	$85,206	$86,975
Past due LHFI(2)	32,835	26,043	20,347	19,836	11,498

Allowance for loan credit losses
Balance at beginning of period	$96,868	$95,177	$94,353	$92,008	$87,161
Provision for loan credit losses	4,089	3,582	3,510	4,264	6,158
Loans charged off	6,683	3,803	3,202	2,751	2,293
Loan recoveries	4,101	1,912	516	832	982
Net charge-offs	2,582	1,891	2,686	1,919	1,311
Balance at end of period	$98,375	$96,868	$95,177	$94,353	$92,008

Origin Bancorp, Inc.
Loan Data - Continued
(Unaudited)

	At and For the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Credit quality ratios	(Dollars in thousands)
Total nonperforming assets to total assets	0.45%	0.35%	0.37%	0.34%	0.22%
Total nonperforming loans to total loans	0.51	0.39	0.42	0.44	0.29
Nonperforming LHFI to LHFI	0.51	0.39	0.42	0.44	0.23
Past due LHFI to LHFI	0.42	0.34	0.27	0.26	0.16
ALCL to nonperforming LHFI	243.27	321.66	301.12	280.74	538.75
ALCL to total LHFI	1.25	1.26	1.26	1.24	1.25
ALCL to total LHFI, adjusted(3)	1.30	1.31	1.30	1.32	1.30
Net charge-offs to total average LHFI (annualized)	0.13	0.10	0.14	0.10	0.07
____________________________
(1)Includes multi-family real estate.
(2)Past due LHFI are defined as loans 30 days or more past due.
(3)The ALCL to total LHFI, adjusted is calculated by excluding the ALCL for MW LOC loans from the total LHFI ALCL in the numerator and excluding the MW LOC loans from the LHFI in the denominator. Due to their low-risk profile, MW LOC loans require a disproportionately low allocation of the ALCL.

Origin Bancorp, Inc.
Average Balances and Yields/Rates
(Unaudited)

	Three Months Ended
	March 31, 2024		December 31, 2023		March 31, 2023
	Average Balance	Yield/Rate	Average Balance	Yield/Rate	Average Balance	Yield/Rate

Assets	(Dollars in thousands)
Commercial real estate	$2,438,476	5.84%	$2,438,653	5.79%	$2,342,545	5.37%
Construction/land/land development	1,130,355	7.25	1,068,243	7.16	974,914	6.48
Residential real estate(1)	1,739,105	5.40	1,717,976	5.27	1,519,325	4.85
Commercial and industrial ("C&I")	2,121,502	7.89	2,062,418	7.71	2,070,356	7.42
MW LOC	306,248	7.59	269,195	7.68	213,201	5.72
Consumer	23,319	8.07	24,008	8.04	26,017	8.10
LHFI	7,759,005	6.58	7,580,493	6.46	7,146,358	6.03
Loans held for sale	12,906	5.86	11,971	5.80	26,140	4.34
Loans receivable	7,771,911	6.58	7,592,464	6.46	7,172,498	6.02
Investment securities-taxable	1,095,480	2.51	1,108,802	2.51	1,395,857	2.37
Investment securities-nontaxable	148,077	2.47	182,324	2.45	238,145	2.40
Non-marketable equity securities held in other financial institutions	58,455	3.77	63,360	3.98	71,089	3.72
Interest-bearing balances due from banks	240,432	5.37	218,833	5.49	300,795	4.61
Total interest-earning assets	9,314,355	5.99	9,165,783	5.86	9,178,384	5.31
Noninterest-earning assets	546,881		588,064		605,218
Total assets	$9,861,236		$9,753,847		$9,783,602

Liabilities and Stockholders’ Equity
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$5,009,117	3.69%	$4,784,623	3.54%	$4,648,397	2.47%
Time deposits	1,563,992	4.35	1,603,049	4.24	976,905	2.58
Total interest-bearing deposits	6,573,109	3.85	6,387,672	3.71	5,625,302	2.49
FHLB advances and other borrowings	42,284	4.92	22,573	3.86	457,478	5.21
Subordinated indebtedness	165,252	4.91	196,741	5.05	201,809	5.14
Total interest-bearing liabilities	6,780,645	3.88	6,606,986	3.75	6,284,589	2.77
Noninterest-bearing liabilities
Noninterest-bearing deposits	1,866,496		1,972,995		2,392,176
Other liabilities	151,390		160,580		130,793
Total liabilities	8,798,531		8,740,561		8,807,558
Stockholders’ Equity	1,062,705		1,013,286		976,044
Total liabilities and stockholders’ equity	$9,861,236		$9,753,847		$9,783,602
Net interest spread		2.11%		2.11%		2.54%
NIM		3.17		3.16		3.41
NIM-FTE(2)		3.19		3.19		3.44
Adjusted NIM-FTE(3)		3.19		3.19		3.36
____________________________
(1)Includes multi-family real estate.
(2)In order to present pre-tax income and resulting yields on tax-exempt investments comparable to those on taxable investments, a tax-equivalent adjustment has been computed. This adjustment also includes income tax credits received on Qualified School Construction Bonds.
(3)Adjusted NIM-FTE is a non-GAAP financial measure and is calculated by removing the $2,000 and $48,000 net purchase accounting amortization from the net interest income for the quarters ended March 31, 2024 and December 31, 2023, respectively, and the $1.7 million net purchase accounting accretion from the net interest income for the quarter ended March 31, 2023.

Origin Bancorp, Inc.
Non-GAAP Financial Measures
(Unaudited)

	At and For the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

	(Dollars in thousands, except per share amounts)
Calculation of adjusted net income:
Net interest income after provision for credit losses	$70,311	$70,254	$70,615	$70,985	$70,950

Total noninterest income	$17,255	$8,196	$18,119	$15,636	$16,384
MSR (gain) impairment	(410)	1,769	—	—	—
Loss (gain) on sales of securities, net	403	4,606	7,173	—	(144)
Gain on sub-debt repurchase	—	—	—	(471)	—
Positive valuation adjustment on non-marketable equity securities	—	—	(10,096)	—	—
Adjusted total noninterest income	17,248	14,571	15,196	15,165	16,240

Total noninterest expense	$58,707	$60,906	$58,663	$58,887	$56,760

Income tax expense	$6,227	$4,119	$5,758	$5,974	$6,272
Income tax expense on adjustment items	(1)	1,339	(614)	(99)	(30)
Adjusted income tax expense	6,226	5,458	5,144	5,875	6,242

Net income (GAAP)	$22,632	$13,425	$24,313	$21,760	$24,302
Adjusted net income (non-GAAP)	$22,626	$18,461	$22,004	$21,388	$24,188

Calculation of adjusted PTPP earnings:
Provision for credit losses	$3,012	$2,735	$3,515	$4,306	$6,197

Adjusted net income	$22,626	$18,461	$22,004	$21,388	$24,188
Provision for credit losses	3,012	2,735	3,515	4,306	6,197
Adjusted income tax expense	6,226	5,458	5,144	5,875	6,242
Adjusted PTPP earnings (non-GAAP)	$31,864	$26,654	$30,663	$31,569	$36,627

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	At and For the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

	(Dollars in thousands, except per share amounts)
Calculation of adjusted dilutive EPS:
Numerator:
Adjusted net income	$22,626	$18,461	$22,004	$21,388	$24,188
Denominator:
Weighted average diluted common shares outstanding	31,078,910	30,995,354	30,943,860	30,872,834	30,882,156

Diluted earnings per share (GAAP)	$0.73	$0.43	$0.79	$0.70	$0.79
Adjusted diluted earnings per share (non-GAAP)	0.73	0.60	0.71	0.69	0.78

Calculation of adjusted ROAA and adjusted ROAE:
Adjusted net income	$22,626	$18,461	$22,004	$21,388	$24,188
Divided by number of days in the quarter	91	92	92	91	90
Multiplied by number of days in the year	366	365	365	365	365
Annualized adjusted net income	$91,001	$73,242	$87,298	$85,787	$98,096

Divided by total average assets	$9,861,236	$9,753,847	$10,035,564	$10,190,356	$9,783,602
ROAA (annualized) (GAAP)	0.92%	0.55%	0.96%	0.86%	1.01%
Adjusted ROAA (annualized) (non-GAAP)	0.92	0.75	0.87	0.84	1.00

Divided by total average stockholders' equity	$1,062,705	$1,013,286	$1,012,912	$996,823	$976,044
ROAE (annualized) (GAAP)	8.57%	5.26%	9.52%	8.76%	10.10%
Adjusted ROAE (annualized) (non-GAAP)	8.56	7.23	8.62	8.61	10.05

Calculation of adjusted PTPP ROAA and adjusted PTPP ROAE:
Adjusted PTPP earnings	$31,864	$26,654	$30,663	$31,569	$36,627
Divided by number of days in the quarter	91	92	92	91	90
Multiplied by the number of days in the year	366	365	365	365	365
Adjusted PTPP earnings, annualized	$128,156	$105,747	$121,652	$126,623	$148,543

Divided by total average assets	$9,861,236	$9,753,847	$10,035,564	$10,190,356	$9,783,602
Adjusted PTPP ROAA (annualized) (non-GAAP)	1.30%	1.08%	1.21%	1.24%	1.52%

Divided by total average stockholders' equity	$1,062,705	$1,013,286	$1,012,912	$996,823	$976,044
Adjusted PTPP ROAE (annualized) (non-GAAP)	12.06%	10.44%	12.01%	12.70%	15.22%

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	At and For the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

	(Dollars in thousands, except per share amounts)
Calculation of tangible common equity to tangible common assets, book value per common share and adjusted tangible book value per common share:
Total assets	$9,892,379	$9,722,584	$9,733,303	$10,165,163	$10,358,516
Goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Other intangible assets, net	(43,314)	(45,452)	(42,460)	(44,724)	(47,277)
Tangible assets	9,720,386	9,548,453	9,562,164	9,991,760	10,182,560

Total common stockholders’ equity	$1,078,853	$1,062,905	$998,945	$997,859	$992,587
Goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Other intangible assets, net	(43,314)	(45,452)	(42,460)	(44,724)	(47,277)
Tangible common equity	906,860	888,774	827,806	824,456	816,631
Accumulated other comprehensive loss	124,909	121,023	172,729	152,879	138,481
Adjusted tangible common equity	1,031,769	1,009,797	1,000,535	977,335	955,112
Divided by common shares outstanding at the end of the period	31,011,304	30,986,109	30,906,716	30,866,205	30,780,853
Book value per common share (GAAP)	$34.79	$34.30	$32.32	$32.33	$32.25
Tangible book value per common share (non-GAAP)	29.24	28.68	26.78	26.71	26.53
Adjusted tangible book value per common share (non-GAAP)	33.27	32.59	32.37	31.66	31.03
Tangible common equity to tangible assets (non-GAAP)	9.33%	9.31%	8.66%	8.25%	8.02%

Calculation of ROATCE and adjusted ROATCE:
Net income	$22,632	$13,425	$24,313	$21,760	$24,302
Divided by number of days in the quarter	91	92	92	91	90
Multiplied by number of days in the year	366	365	365	365	365
Annualized net income	$91,025	$53,262	$96,459	$87,279	$98,558

Adjusted net income	$22,626	$18,461	$22,004	$21,388	$24,188
Divided by number of days in the quarter	91	92	92	91	90
Multiplied by number of days in the year	366	365	365	365	365
Annualized adjusted net income	$91,001	$73,242	$87,298	$85,787	$98,096

Total average common stockholders’ equity	$1,062,705	$1,013,286	$1,012,912	$996,823	$976,044
Average goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Average other intangible assets, net	(44,700)	(46,825)	(43,901)	(46,379)	(48,950)
Average tangible common equity	889,326	837,782	840,332	821,765	798,415

ROATCE (non-GAAP)	10.24%	6.36%	11.48%	10.62%	12.34%
Adjusted ROATCE (non-GAAP)	10.23	8.74	10.39	10.44	12.29

Origin Bancorp, Inc.
Non-GAAP Financial Measures- Continued
(Unaudited)

	At and For the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

	(Dollars in thousands, except per share amounts)
Calculation of adjusted efficiency ratio:
Total noninterest expense	$58,707	$60,906	$58,663	$58,887	$56,760
Insurance and mortgage noninterest expense	(8,045)	(8,581)	(8,579)	(9,156)	(8,033)
Merger-related expenses	—	—	—	—	—
Adjusted total noninterest expense	50,662	52,325	50,084	49,731	48,727

Net interest income	$73,323	$72,989	$74,130	$75,291	$77,147
Insurance and mortgage net interest income	(2,795)	(2,294)	(2,120)	(1,574)	(1,493)
Total noninterest income	17,255	8,196	18,119	15,636	16,384
Insurance and mortgage noninterest income	(10,123)	(4,727)	(7,335)	(7,587)	(8,792)
Positive valuation adjustment on non-marketable equity securities	—	—	(10,096)	—	—
Loss (gain) on sale of securities, net	403	4,606	7,173	—	(144)
Gain on sub-debt repurchase	—	—	—	(471)	—
Adjusted total revenue	78,063	78,770	79,871	81,295	83,102

Efficiency ratio (GAAP)	64.81%	75.02%	63.59%	64.76%	60.69%
Adjusted efficiency ratio (non-GAAP)	64.90	66.43	62.71	61.17	58.64